INDIVIDUAL RETIREMENT ACCOUNT
                              DISCLOSURE STATEMENT

         Please read the following information together with the Individual Retirement Account Custodial Agreement and the Prospectus(es) for the fund(s) you select for investment of your IRA contributions.

         You may revoke this account any time within seven calendar days after it is established by mailing or delivering a written request for revocation to:
__________________, c/o Firstar Trust Company, 615 East Michigan Avenue, 3rd Floor, Milwaukee, Wisconsin 53202, Attention: Mutual Fund Department. If your revocation is mailed, the date of the postmark (or the date of certification if sent by certified or registered mail) will be considered your revocation date. Upon proper revocation, you will receive a full refund of your initial contribution, without any adjustments for items such as administrative fees or fluctuations in market value.

         1. General. Your IRA is a custodial account created for your exclusive benefit, and Firstar Trust Company serves as custodian. Your interest in the account is nonforfeitable.

         2. Investments. Contributions made to your IRA will be invested in one or more of the regulated investment companies for which _______________ serves as investment advisor or any other regulated investment company designated by
______________________.

         3. Eligibility. Employees and self-employed individuals are eligible to contribute to an IRA. Employers may also contribute to employer-sponsored IRAs established for the benefit of their employees. You may also establish an IRA to receive rollover contributions and transfers from another IRA custodian or trustee or from certain other retirement plans.

         4. Time of Contribution. You may make annual regular contributions to your IRA any time up to and including the due date for filing your tax return for the year, not including extensions. You may continue to make regular contributions to your IRA up to (but not including) the calendar year in which you reach 70 1/2. Employer contributions to a SEP - IRA plan may be continued after you attain age 70 1/2. Rollover contributions and transfers may be made at any time, including after you reach age 70 1/2.

         5. Amount of Contribution. You may make annual regular contributions to an IRA in any amount up to 100% of your compensation for the year or $2,000, whichever is less. Qualifying rollover contributions and transfers are not subject to this limitation.

         6. Spousal IRA. If you are married and your spouse is not employed (or if your employed spouse elects to be treated as having no compensation), you may make contributions to a spousal IRA in addition to your own IRA. The maximum amount contributed to both your own and to your spouse's IRA may not exceed 100% of your compensation or $2,250, whichever is less. In no event, however, may the annual contribution to either your account or your spouse's account exceed $2,000.

         7. Rollovers and Transfers. You are allowed to "rollover" a distribution or transfer your assets from one individual retirement account to another without any tax liability. Rollovers between IRAs may be made once per year and must be accomplished within 60 days after the distribution. Also, under certain conditions, you may roll over (tax free) all or a portion of a distribution received from a qualified plan or tax-sheltered annuity. However, strict limitations apply to such rollovers, and you should seek competent advice in order to comply with all of the rules governing rollovers.

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         Effective January 1, 1993, most distributions from qualified retirement plans will be subject to a 20% withholding requirement. The 20% withholding can be avoided by directly transferring the amount of the distribution to an individual retirement account or to certain other types of retirement plans. You should receive more information regarding these new withholding rules and
whether  your   distribution  can  be  transferred  to  an  IRA  from  the  plan administrator prior to receiving your distribution.

         8. Excess Contributions. Contributions which exceed the allowable maximum for federal income tax purposes are treated as excess contributions. A nondeductible penalty tax of 6% of the excess amount contributed will be added to your income tax for each year in which the excess contribution remains in your account.

         9. Correction of Excess Contribution. If you make a contribution in excess of your allowable maximum, you may correct the excess contribution and avoid the 6% penalty tax for that year by withdrawing the excess contribution and its earnings on or before the date, including extensions, for filing your tax return. Any earnings on the withdrawn excess contribution will be taxable in the year the excess contribution was made and may be subject to a 10% penalty tax. In addition, in certain cases an excess contribution may be withdrawn after the time for filing your tax return. Finally, excess contributions for one year may be carried forward and applied against the contribution limitation in succeeding years.

         10. Tax Deductibility of Annual Contributions. Although you may make an IRA contribution within the limitations described above, all or a portion of your contribution may be nondeductible. No deduction is allowed for a rollover contribution or transfer. If you are not married and are not an "active participant" in an employer-sponsored retirement plan, you may make a fully deductible IRA contribution in any amount up to $2,000 or 100% of your compensation for the year, whichever is less. The same limits apply if you are married and file a joint return with your spouse and neither you nor your spouse is an "active participant" in an employer-sponsored retirement plan.

         An employer-sponsored retirement plan includes any of the following types of retirement plans:

           - a qualified pension, profit-sharing, or stock bonus plan established in accordance with IRC 401(a) or 401(k),
           -   a Simplified Employee Pension Plan (SEP) (IRC
               408(k),
           - a deferred compensation plan maintained by a governmental unit or agency,
           -   tax-sheltered    annuities    and   custodial
               accounts   (IRC  403(b)  and   403(b)(7),
           -   a  qualified  annuity  plan under IRC Section
               403(a).

Distributions from the types of plans listed above are eligible to be rolled over or transferred to your IRA.

         Generally, you are considered an "active participant" in a defined contribution plan if an employer contribution or forfeiture was credited to your account during the year. You are considered an "active participant" in a defined benefit plan if you are eligible to participate in a plan, even though you elect not to participate. You are also treated as an "active participant" if you make a voluntary or mandatory contribution to any type of plan, even if your employer makes no contribution to the plan.

         If you (or your spouse, if filing a joint tax return) are covered by an employer-sponsored retirement plan, your IRA contribution is fully deductible if your adjusted gross income (or combined

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income if you file a joint tax return) does not exceed certain limits.  For this purpose, adjusted gross income is not modified to take into account any deduction for IRA contributions, but does take into account the passive loss limitations under Code Section 86 and any taxable benefits under the Social Security Act and the Railroad Retirement Act.

         If you (or your spouse, if filing a joint tax return) are covered by an employer-sponsored retirement plan, the deduction for your IRA contribution is reduced proportionately for adjusted gross income which exceeds the applicable dollar amount. The applicable dollar amount for an individual is $25,000 and $40,000 for married couples filing a joint tax return. The applicable dollar limit for married individuals filing separate returns if $0. If your adjusted gross income exceeds the applicable dollar amount by $10,000 or less, you may make a deductible IRA contribution. The deductible amount, however, will be less than $2,000.

         To determine the amount of your deductible contribution, use the following calculations:

         1) Subtract the applicable dollar amount from your adjusted gross income. If the result is $10,000 or more, you can only make a nondeductible contribution to your IRA.

         2)    Divide the above figure by $10,000, and multiply that
                           percentage by $2,000.

         3)    Subtract  the dollar  amount  (result  from #2 above)
               from  $2,000  to   determine   the  amount  which  is
               deductible.

         If the deduction limit is not a multiple of $10, then it should be rounded up to the next $10. There is a $200 minimum floor on the deduction limit if your adjusted gross income does not exceed $35,000 (for a single taxpayer), $50,000 (for married taxpayers filing jointly) or $10,000 (for a married taxpayer filing separately).

         Even if your income exceeds the limits described above, you may make a contribution to your IRA up to the contribution limitations described in Section 5 above. To the extent that your contribution exceeds the deductible limits, it will be nondeductible. However, earnings on all IRA contributions are tax deferred until distribution.

         11. Simplified Employee Pension Plan. Your IRA may be used as part of a Simplified Employee Pension Plan established by your employer. Your employer may contribute to your IRA/SEP up to a maximum of 15% of your compensation or $30,000, whichever is less. If your SEP Plan permits, you may also elect to have your employer make salary reduction contributions of up to $8,994 for 1993 (adjusted annually for cost of living increases) per year to your IRA. However, the combination of the employer's contributions and your salary reduction contributions may not exceed the lesser of 15% of your compensation or $30,000. It is your responsibility and that of your employer to see that contributions in excess of normal IRA limits are made under a valid Simplified Employee Pension Plan and are, therefore, proper.

         12. Form of Distributions. Distributions may be made in any one of three methods:

         (a) a lump-sum distribution,


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         (b)  installments   over  a  period  not  extending  beyond  your  life
     expectancy (as determined by actuarial tables), or

         (c) installments over a period not extending beyond the joint life expectancy of you and your designated beneficiary (as determined by actuarial tables).

         13. Latest Time to Withdraw. You must begin receiving the assets in your account no later than April 1 following the calendar year in which you reach age 70 1/2 (your "required beginning date"). In general, the minimum amount that must be distributed each year is equal to the amount obtained by dividing the balance in your IRA on the last day of the prior year (or the last day of the year prior to the year in which you attain age 70 1/2) by your life expectancy, the joint life expectancy of you and your beneficiary, or the specified payment term, whichever is applicable. A federal tax penalty may be imposed against you if the required minimum distribution is not made for the year you reach age 70 1/2 and for each year thereafter. The penalty is equal to 50% of the amount by which the actual distribution is less than the required minimum.

         Unless you or your spouse elects otherwise, your life expectancy and/or the life expectancy of your spouse will be recalculated annually. An election not to recalculate life expectancy(ies) is irrevocable and will apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

         If you have two or more IRAs, you may satisfy the minimum distribution requirements by receiving a distribution from one of your IRAs in an amount sufficient to satisfy the minimum distribution requirements for your other IRAs. You must still calculate the required minimum distribution separately for each IRA, but then such amounts may be totalled and the other distribution taken from one or more of your individual IRAs.

         Distribution from your IRA must satisfy the special "incidental death benefit" rules of the Internal Revenue Code. These provisions set forth certain limitations on the joint life expectancy of you and your beneficiary. If your beneficiary is not your spouse, your beneficiary will be generally considered to be no more than 10 years younger than you for the purpose of calculating the minimum amount that must be distributed.

         14. Distribution of Account Assets After Death. If you die before receiving the balance of your account, distribution of your remaining account balance is subject to several special rules. If you die on or after your required beginning date, distribution must continue in a method at least as rapid as under the method of distribution in effect at your death. If you die before your required beginning date, your remaining interest will, at the election of your beneficiary or beneficiaries, (i) be distributed by December 31 of the year in which occurs the fifth anniversary of your death, or (ii) commence to be distributed by December 31 of the year following your death over a period not exceeding the life or life expectancy of your designated beneficiary or beneficiaries.

         Two additional distribution options are available if your spouse is the beneficiary: (i) payments to your spouse may commence as late as December 31 of the year you would have attained age 70 1/2 and be distributed over a period not exceeding the life or life expectancy of your spouse, or (ii) your spouse can simply elect to treat your IRA as his or her own, in which case distributions will be required to commence by April 1 following the calendar year in which your spouse attains age 70 1/2.

         15. Tax Treatment of Distributions. Amounts distributed to you are generally includable in your gross income in the taxable year you receive them and are taxable as ordinary income. To the extent, however, that any part of a distribution constitutes a return of your nondeductible contributions, it will not be included in your income. The amount of any distribution excludable from income is the portion that bears the same ratio as your aggregate nondeductible contributions bear to the balance of your IRA at the end of the year (calculated after adding back distributions during the year). For this purpose, all of your IRAs are treated as single IRAs. Furthermore, all distributions from and IRA during a taxable year are to be treated as one distribution. The aggregate amount of distributions excludable from income for all years cannot exceed the aggregate nondeductible contributions for all calendar years. No distribution to you or anyone else from your account can qualify for capital gains treatment under the federal income tax laws. Similarly, you are not entitled to the special five- or ten-year averaging rule for lump-sum distributions available to persons receiving distributions from certain other types of retirement plans. All distributions are taxed to the recipient as ordinary income except the portion of a distribution which represents a return of nondeductible contributions.

         16. Early Distributions. Distributions from your IRA made before age 59 1/2 will be subject to a 10% nondeductible penalty tax unless the distribution is a return of nondeductible contributions or is made because of your death, disability, as part of a series of substantially equal periodic payments over your life expectancy or the joint life expectancy of you and your beneficiary, or the distribution is an exempt withdrawal of an excess contribution. The penalty tax may also be avoided if the distribution is rolled over to another individual retirement account.

         17. Qualification of the Plan. Your Individual Retirement Account Plan has been approved as to form by the Internal Revenue Service. The Internal Revenue Service approval is a determination only as to the form of the Plan and does not represent a determination of the merits of the Plan as adopted by you. You may obtain further information with respect to your Individual Retirement Account from any district office of the Internal Revenue Service.

         18. Prohibited Transactions. If any of the following events occur during the existence of your IRA, your account will be disqualified, and the entire balance in your account will be treated as if distributed to you and will be taxable to you as ordinary income during the year in which such event occurs:

         (a) the sale, exchange, or leasing of any property between you and your account,

         (b) the lending of money or other extensions of credit between you and your account,

         (c) the furnishing of goods, services, or facilities between you and your account, and/or

If you are under age 59 1/2, you may also be subject to the 10% tax on early distributions.

         19. Penalty for Pledging Account. If you use (pledge) all or part of your IRA as security for a loan, then the portion so pledged will be treated as if distributed to you and will be taxable to you as ordinary income during the year in which you make such pledge. The 10% additional tax on early distributions may also apply.

         20. Reporting for Tax Purposes. Deductible contributions to your IRA may be claimed as a deduction on your tax form 1040 for the taxable year contributed. If any nondeductible contributions are made by you during a tax year, such amounts must be reported on Form 8606 and attached to your Federal Income Tax Return for the year contributed. If you report a nondeductible contribution to your IRA and do not make the contribution, you will be subject to a $100 penalty for each overstatement unless a reasonable cause is shown for not contributing. Other reporting will be required by you in the event that special taxes or penalties described herein are due. You must also file Treasury Form 5329 with the IRS for each taxable year in which the contribution limits are exceeded, a premature distribution takes place, or less than the required minimum amount is distributed from your IRA.

         21. Allocation of Earnings. The method of computing and allocating annual earnings is set forth in Article VIII, Section 1 of the Individual Retirement Account Custodial Agreement. The growth in value of your IRA is neither guaranteed or projected.

         22. Income Tax Withholding. You must indicate on distribution requests whether or not federal income taxes should be withheld. Redemption requests not indicating an election not to have federal income tax withheld will be subject to withholding.

         23. Other Information. Information about the shares of each mutual fund available for investment by your IRA must be furnished to you in the form of a prospectus governed by rules of the Securities and Exchange Commission. Please refer to the prospectus for detailed information concerning your mutual fund. You may obtain further information concerning IRAs from any District Office of the Internal Revenue Service.

         Fees and other expenses of maintaining your account may be charged to you or your account. The Custodian's fee schedule is included as part of these materials.

                     INDIVIDUAL RETIREMENT CUSTODIAL ACCOUNT

         The following constitutes an agreement establishing an Individual Retirement Account (under Section 408(a) of the Internal Revenue Code) between the Depositor and the Custodian.

                                    ARTICLE I

         The Custodian may accept additional cash contributions on behalf of the Depositor for a tax year of the Depositor. The total cash contributions are limited to $2,000 for the tax year unless the contribution is a rollover contribution described in Section 402(c) (but only after December 31, 1992), 403(a)(4), 403(b)(8), 408(d)(3), or an employer contribution to a simplified employee pension plan as described in Section 408(k). Rollover contributions before January 1, 1993, include rollovers described in Section 402(a)(5), 402(a)(6), 402(a)(7), 403(a)(4), 403(b)(8), 408(d)(3), or an employer contribution  to a  simplified  employee  pension  plan as  described in Section
408(k).

                                   ARTICLE II

         The Depositor's interest in the balance in the custodial account is nonforfeitable.

         1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of Section 408(a)(5).

         2. No part of the custodial funds may be invested in collectibles (within the meaning of Section 408(m)(3) which provides an exception for certain gold and silver coins and coins issued under the laws of any state.

                                   ARTICLE IV

         1. Notwithstanding any provision of this agreement to the contrary, the distribution of the Depositor's interest in the custodial account shall be made in accordance with the following requirements and shall otherwise comply with
Section 408(a)(6) and Proposed Regulations Section 1.408-8, including the incidental death benefit provisions of Proposed Regulations Section 1.401
(a)(9)-2, the provisions of which are incorporated by reference.

         2. Unless otherwise elected by the time distributions are required to begin to the Depositor under Paragraph 3, or to the surviving spouse under Paragraph 4, other than in the case of a life annuity, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Depositor and the surviving spouse shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

         3. The Depositor's entire interest in the custodial account must be, or begin to be, distributed by the Depositor's required beginning date. (April 1 following the calendar year end in which the Depositor reaches age 70 1/2). By that date, the Depositor may elect, in a manner acceptable to the Custodian, to have the balance in the custodial account distributed in:

         (a) A single sum payment.

         (b) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the Depositor.

         (c) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the Depositor and his or her designated beneficiary.

         (d) Equal or substantially equal annual payments over a specified period that may not be longer than the Depositor's life expectancy.

         (e) Equal or substantially equal annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Depositor and his or her designated beneficiary.

         4. If the Depositor dies before his or her entire interest is distributed to him or her, the entire remaining interest will be distributed as follows:

         (a) If the Depositor dies on or after distribution of his or her interest has begun, distribution must continue to be made in accordance with Paragraph 3.

         (b) If the Depositor dies before distribution of his or her interest has begun, the entire remaining interest will, at the election of the Depositor or, if the Depositor has not so elected, at the election of the beneficiary or beneficiaries, either

              (i) Be distributed by the December 31 of the year containing the fifth anniversary of the Depositor's death, or

              (ii) Be distributed in equal or substantially  equal payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December 31 of the year following the year of the Depositor's death. If, however, the beneficiary is the Depositor's surviving spouse, then this distribution is not required to begin before December 31 of the year in which the Depositor would have turned age 70 1/2.

         (c) Except where distribution in the form of any annuity meeting the requirements of Section 408(b)(3) and its related regulations has irrevocably commenced, distributions are treated as having begun on the Depositor's required beginning date, even though payments may actually have been made before that date.

         (d) If the Depositor dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.

         5. In the case of a distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the Depositor's entire interest in the custodial account as of the close of business on December 31 of the preceding year by the life expectancy of the Depositor (or the joint life and last survivor expectancy of the Depositor and the Depositor's designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies). In the case of distributions under Paragraph 3, determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the Depositor and designed beneficiary as of their birthdays in the year the Depositor reaches age 70 1/2. In the case of a distribution in accordance with Paragraph 4(b)(ii), determine life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence.

         6. The owner of two or more individual retirement accounts may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above. This method permits an individual to satisfy these requirements by taking from one individual retirement account the amount required to satisfy the requirement for another.

                                   ARTICLE V

         1. The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepay any reports required under Section 408(i) and Regulations Section 1.408-5 and 1.408-6.

         2. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor prescribed by the Internal Revenue Service.

                                   ARTICLE VI

         Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles that are not consistent with Section 408(a) and related regulations will be invalid.

                                   ARTICLE VII

         This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the persons whose signatures appear below.

                                  ARTICLE VIII

         1. Investment of Account Assets. (a) All contributions to the custodial account shall be invested in the shares of any regulated investment company ("Investment Company") for which ___________ serves as investment advisor, or any other regulated investment company designated by the investment advisor. Shares of stock of an Investment Company shall be referred to as Investment Company Shares."

         (b) Each contribution to the custodial account shall identify the Depositor's account number and be accompanied by a signed statement directing the investment of that contribution. The Custodian may return to the Depositor, without liability for interest thereon, any contribution which is not accompanied by adequate account identification or an appropriate signed statement directing investment of that contribution.

         (c) Contributions shall be invested in whole and fractional Investment Company shares at the price and in the manner such shares are offered to the public. All distributions received on Investment Company Shares held in the custodial account shall be reinvested in like shares or in cash or other property, the Custodian shall elect to receive such distribution in additional like Investment Company Shares.

         (d) All Investment Company Shares acquired by the Custodian shall be registered in the name of the Custodian or its nominee. The Depositor shall be the beneficial owner of all Investment Company Shares held in the custodial account and the Custodian shall not vote any such shares, except upon written direction of the Depositor. The Custodian agrees to forward to the Depositor each prospectus, report, notice, proxy and related proxy soliciting materials applicable to Investment Company Shares held in the custodial account received by the Custodian.

         (e) The Depositor may, at any time, by written notice to the Custodian, redeem any number of shares held in the custodial account and reinvest the proceeds in the shares of any other Investment Company. Such redemptions and reinvestments shall be done at the price and in the manner such shares are then being redeemed or offered by the respective Investment Companies.

         2. Amendment and Termination. (a) The Custodian may amend the Custodial Account (including retroactive amendments) by delivering to the Depositor written notice of such amendment setting forth the substance and effective date of the amendment. The Depositor shall be deemed to have consented to any such amendment not objected to in writing by the Depositor within thirty (30) days of receipt of the notice, provided that no amendment shall cause or permit any part of the assets of the custodial account to be diverted to purposes other than for the exclusive benefit of the Depositor of his or her beneficiaries.

         (b) The Depositor may terminate the custodial account at any time by delivering to the Custodian a written notice of such termination.

         (c)  The  custodial   account  shall   automatically   terminate   upon
distribution to the Depositor or his or her beneficiaries of its entire balance.

         3. Taxes and Custodial Fees. Any income taxes or other taxes levied or assessed upon or in respect of the assets or income of the custodial account and any transfer taxes incurred shall be paid from the custodial account. All administrative expenses incurred by the Custodian in the performance of its duties, including fees for legal services rendered to the Custodian, and the Custodian's compensation shall be paid from the custodial account, unless otherwise paid by the Depositor or his or her beneficiaries.

         The Custodian's fees are set forth in a schedule provided to the Depositor. Extraordinary charges resulting from unusual administrative responsibilities not contemplated by the schedule will be subject to such additional charges as will reasonably compensate the Custodian. Fees for refund of excess contributions, transferring to a successor trustee or custodian, or redemption/reinvestment of Investment Company Shares will be deducted from the refund or redemption proceeds and the remaining balance will be remitted to the Depositor, or reinvested or transferred in accordance with the Depositor's instructions.

         4. Reports and Notices. (a) The Custodian shall keep adequate records of transactions it is required to perform hereunder. After the close of each calendar year, the Custodian shall provide to the Depositor or his or her legal representative a written re port or reports reflecting the transactions effected by it during such year and the assets and liabilities of the Custodial Account at the close of the year.

         (b) All communications or notices shall be deemed to be given upon receipt by the Custodian at Post Office Box 701, Milwaukee, Wisconsin 53201-0701 or the Depositor at his most recent address shown in the Custodian's records. The Depositor agrees to advise the Custodian promptly, in writing, of any change of address.

         5. Designation of Beneficiary. The Depositor may designate a beneficiary or beneficiaries to receive benefits from the custodial account in the event of the Depositor's death. In the event the Depositor has not designated a beneficiary, or if all beneficiaries shall predecease the Depositor, the following persons shall take in the order named.

         (a) The spouse of the Depositor;

         (b) If the spouse shall predecease the Depositor or if the Depositor does not have a spouse, then to the personal representative of the Depositor's estate.

         6. Multiple Individual Retirement Account. In the event the Depositor maintains more than one individual retirement account (as defined in Section 408(a) and elects to satisfy his or her minimum distribution requirements described in Article IV above by making a distribution for another individual retirement account in accordance with Paragraph 6 thereof, the Depositor shall be deemed to have elected to calculate the amount of his or her minimum distribution under this custodial account in the same manner as under the individual retirement account from which the distribution is made.

         7. Inalienability of Benefits. The benefits provided under this custodial account shall not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind and any attempt to cause such benefits to be so subjected shall not be recognized except to the extent as may be required by law.

         8. Rollover Contribution and Transfers. The Custodian shall have the right to receive rollover contributions and to receive direct transfers from other custodians or trustees. All contributions must be made in cash or check.

         9. Conflict in  Provisions.  To the extent that any  provisions of this
Article VIII shall conflict with the provisions of Articles IV, V and/or VII, the provisions of this Article VIII shall govern.

         10. Applicable State Law. This custodial account shall be construed, administered and enforced according to the laws of the State of Wisconsin.

                              Firstar Trust Company
                              Mutual Fund Services

                      Mutual Fund Custodial Qualified Plan
                               Annual Fee Schedule
                              (Billed to Investors)


                                                          Defined
                                                        Contribution     403(b)(7)      401 (k)
                                              IRA           Plan           Plan          Plan
                                           Accounts       Accounts       Accounts      Accounts

Annual maintenance fee per account          $12.50         $12.50         $12.50        $12.50
Transfer to successor trustee                15.00          15.00          15.00         15.00
Distribution to a participant
(exclusive of systematic withdrawal
plans)                                       15.00          15.00          15.00         15.00
Refund of excess contribution                15.00          15.00          15.00         15.00
Any outgoing wire                            7.50            7.50           7.50          7.50
Telephone exchange                           5.00            5.00           5.00          5.00


                                            A-
                    INDIVIDUAL RETIREMENT CUSTODIAL ACCOUNT APPLICATION



1.   Depositor Information                              2.   Beneficiary Information

     ---------------------------------                       -----------------------------------
     Name                Date of Birth                       Name                  Date of Birth

     ---------------------------------                       -----------------------------------
     Address                                                 Address

     ---------------------------------                       -----------------------------------
     City          State           Zip                       City               State        Zip

     ---------------------------------                       -----------------------------------
     Social Security Number      Phone                       Social Security Number        Phone

3.   Type of IRA

     [  ]   individual Account.                              [  ]   Rollover Account.

     [  ]   Spousal IRA for a non-working spouse.            [  ]   Transfer of Assets.
            One application must be completed for                   Please complete the
            each individual.                                        IRA Transfer Form.

     [  ]   SEP-IRA (Simplified Employee Pension Plan)       [  ]   Directed Rollover
            One application must be completed
            for each employee.

4.   IRA Contribution

     [  ]   Regular IRA Contribution           $________ contribution for tax year 19___.

     [  ]   Rollover Contribution or Transfer  $________ by rolling over or transferring assets from the following type of
                                                         plan:

            [  ]   IRA         [  ]   Corporate                  [  ]  Other (please specify)

            [  ]   403(b)      [  ]   Keogh (HR- 10)             __________________


5.   Investment

     The contribution shall be invested as follows:

     __________________Fund        $________________
     __________________Fund        $________________
     __________________Fund        $________________

6.   Signatures
     I adopt the A~ Individual Retirement Account and appoint Firstar Trust Company to perform custodial and other administrative services specified in the IRA Custodial Agreement. I have received and read the prospectus for the Fund and have read and understand the IRA Custodial Agreement and Disclosure Statement. I certify under penalties of perjury that my Social Security number (above) is correct, and that I am of legal age. If I am opening this IRA with a distribution from an employer-sponsored retirement plan or another individual retirement account, I certify that the distribution qualifies as a rollover contribution. I understand that the fees relating to my IRA may be separately billed or collected by redeeming sufficient shares from my Fund account balance. I agree to provide the Internal Revenue Service with information as required. I further agree to follow all of the terms and conditions of the IRA Custodial Agreement.


                                              Appointment as Custodian Accepted
     ______________________________           FIRSTAR TRUST COMPANY
     Signature                Date
                                              BY:______________________________
                                                                     Date

                                            A-
                        INDIVIDUAL RETIREMENT ACCOUNT TRANSFER FORM



1.   Depositor Information                              2.   IRA Transferred From

     ---------------------------------                       ------------------------------------
     Name                Date of Birth                       Name of current custodian (bank,
                                                             savings and loan, mutual fund, etc.)

     ---------------------------------                       ------------------------------------
     Address                                                 Address

     ---------------------------------                       ------------------------------------
     City          State           Zip                       City               State         Zip

     ---------------------------------                       ------------------------------------
     Social Security Number      Phone                       Social Security Number         Phone

                                                             ------------------------------------
                                                             Account Number


3.   IRA Transferred To

     [  ]   My exiting A-IRA, Account No. _____________________.

     [  ]   Open a new A-IRA.  Please complete the IRA application form.

4.   Signature(s)

     To current Custodian or Trustee:

     [  ]   all of my assets, approximate value $_______________ (must be $100,000 minimum), or

     [  ]   $___________________ of my assets

     in the  above-mentioned  account and prepare a check to Firstar Trust  Company-A-.  It is my intention to have these assets transferred to the A-IRA for which Firstar Trust Company acts as custodian.

                                                      IMPORTANT:    Please    check    with    your    current
                                                      custodian/trustee  to determine if a signature guarantee
                                                      is required.

     _______________________________________          ________________________________________________________
         Signature                  Date              Signature guarantee (if required)            Date


Custodian Acceptance Agreement

As custodian of the A~ IRA, we will accept the transfer  requested above.  Please prepare a check representing liquidation of the investment (or portion thereof). To ensure proper credit, please return a copy of this form with the check.


Please mail to:
A~                                                   FIRSTAR TRUST COMPANY
c/o Firstar Trust Company
615 East Michigan Avenue
Milwaukee, Wisconsin 53202                           ___________________________________________
                                                     Date
